UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

KIMCO REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	13-2744380
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3333 New Hyde Park Road Suite 100 New Hyde Park, NY	11042
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class M Depositary Shares, each of which represents a one-one thousandth fractional interest in a share of 5.25% Class M Cumulative Redeemable Preferred Stock, liquidation preference $25,000.00 per share, of the Registrant

New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-202389.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

Kimco Realty Corporation (the “Registrant”) registers hereunder its Class M Cumulative Redeemable Preferred Stock (the “Preferred Stock”) and the depositary shares representing the Preferred Stock (the “Depositary Shares”). The sections entitled “Description of Preferred Stock,” found on page 14 of the prospectus (the “Prospectus”) forming part of the Registrant’s Registration Statement on Form S-3 (File No. 333- 202389) (the “S-3 Registration Statement”) and “Description of Depositary Shares,” found on page 16 of the Prospectus are incorporated herein by reference. The section captioned “Description of Class M Preferred Stock and Depositary Shares” found on page S-9 of the Registrant’s prospectus supplement, dated December 11, 2017, filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and forming a part of the S-3 Registration Statement, is also incorporated herein by reference.

Item 2.  Exhibits.

The following exhibits are incorporated by reference in this Registration Statement.

Exhibit Number	Description

3.1

Articles of Restatement of the Registrant, dated January 14, 2011 (incorporated by reference to Exhibit 3.1(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 (File No. 1-10899)).

3.2

Amendment to Articles of Restatement of the Registrant, dated May 8, 2014 (incorporated by reference to Exhibit 3.1(b) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 1-10899)).

3.3	Articles Supplementary relating to the Registrant’s 5.25% Class M Cumulative Redeemable Preferred Stock, $1.00 par value per share (filed herewith).
3.4

Amended and Restated By-laws of the Registrant, dated February 25, 2009 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 1-10899).

99.1	Form of Deposit Agreement (incorporated by reference to Exhibit 4(u) included in the S-3 Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 12, 2017

KIMCO REALTY CORPORATION

(Registrant)

By: /s/ Glenn G. Cohen

Glenn G. Cohen

Chief Financial Officer